Exhibit 4.4

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, INCLUDING BUT NOT LIMITED TO, PROHIBITION ON SALE OF THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THIS WARRANT, AND A RIGHT OF FIRST OFFER ON BEHALF OF THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                            WARRANT TO PURCHASE STOCK

Corporation:                 Cellegy Pharmaceuticals, Inc.
Number of Shares:            171,146
Class of Stock:              Common Stock
Initial Exercise Price:      $6.60 per share
Issue Date:                  June 13, 2000
Expiration Date:             June 13, 2002

         This Warrant certifies that, for good and valuable consideration, Richcone Pty Ltd ACN 064 469 861 ("Richcone") (referred to herein as "Holder"), as trustee of the Richcone Unit Trust, a trust established by deed dated May 5, 1994 between Richcone and Robert John George Miles is entitled to purchase from the corporation named above (the "Company"), until 5:00 p.m. Pacific Standard Time, on the Expiration Date set forth above, the number of fully paid and nonassessable shares of the Common Stock (the "Shares") of the Company at the initial exercise price per Share (the "Warrant Price"), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

1. EXERCISE.

         1.1 Vesting; Exercise; Registration. As of the Issue Date, this Warrant shall be exercisable in full by Holder, and Holder may exercise this Warrant, in whole or in part, by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Holder shall also, concurrently with delivery of the Notice of Exercise, deliver to the Company a check or wire transfer in United States dollars for the aggregate Warrant Price for the Shares being purchased. Pursuant to the provisions of a Securities Purchase Agreement between the original Holder of this Warrant and the Company, the Company has agreed to include the Shares in a registration statement to be filed by the Company after the date of this Warrant.

         1.2 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares as to which the Warrant has been exercised and remain exercisable for such remaining Shares as to which this Warrant has not been exercised, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.

         1.3  Replacement  of  Warrants.   On  receipt  of  evidence  reasonably
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

         1.4 Sale, Merger, or Consolidation of the Company.

                  1.4.1.  "Acquisition".   For  the  purpose  of  this  Warrant,
"Acquisition" means any sale of the Company's stock by the Company's stockholders in one transaction or series of related transactions or any reorganization, consolidation or merger of the Company, in any case where, after the transaction, the holders of the Company's securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity or of its parent corporation if the surviving entity is a wholly owned subsidiary of such parent corporation.

                  1.4.2 Assumption of Warrant. Upon the closing of any Acquisition where the consideration for the Acquisition to be received by the Company's stockholders consists solely of stock or securities of the acquirer or an entity affiliated with the acquirer, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing thereof. The Warrant Price shall be adjusted accordingly.

                  1.4.3 Termination of Warrant. In the case of (a) an Acquisition where the consideration for the Acquisition to be received by the Company's stockholders in return for their capital stock of the Company consists of cash or a combination of cash and other property or (b) the proposed liquidation and dissolution of the Company, the Company shall give Holder at least fifteen (15) days advance written notice of such event (the "Company Notice"), which notice shall include the Company's best estimate of the value of the Shares receivable upon exercise or conversion of this Warrant and the proposed date upon which such event is expected to occur. During such notice period, Holder may exercise or convert this Warrant in accordance with its terms, whether or not exercise or conversion is contingent upon the happening of such event. Subject to prior exercise or conversion as provided in the preceding sentence, this Warrant will terminate at 5:00 p.m. Pacific time on the day prior to the date such event is expected to occur as set forth in the Company Notice; provided that the event actually occurs within sixty (60) days after the date it is expected to occur, as such date was specified in the Company Notice.

         1.5 Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, by the Holder's execution of the Notice of Exercise attached hereto as Exhibit A, the Holder shall confirm, acknowledge and agree to the representations, warranties and agreements of the Holder set forth in Section 4 hereof.

2. ADJUSTMENTS TO THE SHARES.

         2.1 Stock Splits, Recapitalizations, Etc. If the Company (i) pays a dividend in shares of capital stock or other securities on its outstanding Common Stock, (ii) subdivides its outstanding shares of Common Stock in a transaction that increases the amount of its outstanding shares of Common Stock, or (iii) combines its outstanding shares of Common Stock in a transaction that decreases the amount of its outstanding shares of Common Stock, then upon exercise or conversion of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date such dividend, distribution, subdivision or combination occurred.

         2.2 Certain Corporate Transactions. Upon any reclassification, exchange, substitution, Acquisition of the Company or other similar event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant other than as provided in Section 2.1 and other than an Acquisition described in Section 1.4.3 above (a "Reorganization"), Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such Reorganization. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, appropriate adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant.

         2.3 Adjustments of Warrant Price. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are divided by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

         2.4 Adjustment is Cumulative. The provisions of this Section 2 shall similarly apply to successive, stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

         2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times carry out of all the provisions of this Section 2.

         2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the

Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.

         2.7 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

         3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3.2 Reservation of the Shares. If at any time the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

         3.3 No Rights or Liabilities as Stockholder. This Warrant does not by itself entitle the Holder to any voting rights, cash dividends or other rights, nor subject Holder to any liabilities, as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the company for any purpose.

4. REPRESENTATIONS OF HOLDER; TRANSFER.

         4.1 Representations. Holder hereby represents and warrants to the Company as follows: Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder's own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is aware that this Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) (hereinafter, collectively, the "Restricted Securities") are being, or will be, issued to Holder in reliance upon Holder's representation in this Section 4 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act") and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder, by acceptance hereof, acknowledges that the Restricted Securities are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

         4.2 Legends. The Restricted Securities shall be imprinted with legends in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW OR PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, INCLUDING BUT NOT LIMITED TO, PROHIBITION ON SALE OF THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THIS WARRANT, AND A RIGHT OF FIRST OFFER ON BEHALF OF THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         4.3 Restrictions on Transfer. Neither this Warrant, nor any rights hereunder, may be assigned, conveyed or transferred, in whole or in part, without the Company's prior written consent which the Company may withhold in its sole discretion; provided, however, that subject to compliance with all applicable securities laws, the Company's consent shall not be required for an assignment or transfer of this Warrant to an affiliate (as defined in Rule 501(b) of the Act), officer or any family member of an officer of the initial Holder, so long as such assignment or transfer complies with applicable securities laws and such assignee or transferee, as the case may be, agrees in writing to be bound by the terms of this Warrant. In addition, Holder acknowledges that this Warrant is being issued pursuant to the terms of a Stock Purchase Agreement dated April 14, 2000 by and between the initial Holder of this Warrant and the Company (the "Stock Purchase Agreement"), and that pursuant to the provisions of Section 6.3 of the Stock Purchase Agreement, Holder agrees that for a period of one year after the Issue Date, Holder will not (i) offer, pledge, sell, contract to sell, sell any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Warrant Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities.

                  4.3.1 Right of First Refusal. Except as provided herein, the Holder hereby understands, acknowledges and agrees that the Warrant may not be sold or otherwise transferred without the Company's prior written consent. Before the Warrant may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law) (the "Offered Securities"), the Company and/or its assignee(s) will have a right of first refusal to purchase the Warrant to be sold or transferred on the terms and conditions set forth in this Section 4.3.1 (the "Right of First Refusal").

                           4.3.1.1  Notice of Proposed  Transfer.  The Holder of
the Offered Securities will deliver to the Company a written notice (the "Transfer Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer the Offered Securities; (ii) the name and address of each proposed purchaser or other transferee (the "Proposed Transferee"); (iii) the number or portion of such Offered Securities to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Securities (the "Offered Price"); and
(v) that the Holder acknowledges this Transfer Notice is an offer to sell the Offered Securities to the Company pursuant to the Company's Right of First Refusal at the Offered Price as provided for in this Warrant.

                           4.3.1.2  Exercise of Right of First  Refusal.  At any
time within thirty (30) days after the date of the Transfer Notice, the Company may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Securities proposed to be transferred to any one or more of the Proposed Transferees named in the Transfer Notice, at the purchase price determined in accordance with Subsection 4.3.1.3 below.

                           4.3.1.3  Purchase  Price.  The purchase price for the
Offered Securities purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Offered Securities as determined by the Company (and, if the Common Stock is then publicly traded, based on the closing sales prices for the Common Stock). If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company's Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

                           4.3.1.4  Payment.  Payment of the purchase  price for
the Offered Securities will be payable, at the option of the Company, as applicable, by check, by wire transfer or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Securities by such assignee) or by any combination thereof. The purchase price will be paid without interest within three (3) business days after the Company's election to exercise its Right of First Refusal.

                           4.3.1.5  Holder's  Right to Transfer.  If the Company
has not elected to exercise  its Rights of First  Refusal as provided in Section
4.3.1.2 or Holder has not consented to the purchase of less than all of the Offered Securities proposed in the Transfer Notice to be transferred to a given Proposed Transferee by the Company as provided in this Section, then the Holder may sell or otherwise transfer all such Offered Securities to each Proposed Transferee at the Offered Price or at a higher price (and if Holder consented to the purchase of less than all the Offered Securities proposed in the Transfer Notice to be transferred to a given Proposed Transferee by the Company as provided in this Section, then the Holder may sell or otherwise transfer any remaining Offered Securities to each Proposed Transferee at the Offered Price or at a higher price), provided that (i) such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Transfer Notice and
(ii) any such sale or other transfer is effected in compliance with all applicable securities laws. If the Offered Securities described in the Transfer Notice are not transferred to each Proposed Transferee within such one hundred twenty (120) day period, then a new Transfer Notice must be given to the Company, pursuant to which the Company will again be offered the Right of First Refusal before the Warrant may be sold or otherwise transferred.

                           4.3.1.6 Exempt Transfers. Notwithstanding anything to
the contrary in this Section 4.3, the following transfers of the Warrant will be exempt from the Right of First Refusal: (i) any transfer of the Warrant made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to the Warrant, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); (ii) any transfer of the Warrant pursuant to the winding up and dissolution of the Company; (iii) any transfer of the Warrant to any affiliate (as defined in Rule 501(b) of the Act) of the Holder; or (iv) to any officer or any family member of an officer of the Holder.

                           4.3.1.7  Termination of Right of First  Refusal.  The
Right of First Refusal will terminate as to the Warrant on the first to occur of the following: (i) the Expiration Date of this Warrant, or (ii) the effective date of the registration of the Shares by the Company under the Act and applicable state securities law, or (iii) the date of expiration of any statutory holding period applicable to the Shares as required by Rule 144 and any applicable state exemption from registration.

                           4.3.1.8  Encumbrances on the Warrant.  Holder may not
grant any lien or security interest in, or pledge, hypothecate or encumber the Warrant.

                  4.3.2 Securities Laws. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). If, subject to the provisions of this Section 4.3, the Holder is allowed to transfer this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any), the Company shall not require Holder to provide an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale and/or transfer.

         4.4 Transfer Procedure. If Holder is allowed to transfer or assign all or part of this Warrant or any interest therein, Holder shall give the Company a written notice of the portion of the Warrant being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and, together with such notice, Holder shall surrender this Warrant to the Company for reissuance to the transferee (and to the new Warrant Holder for any remaining Shares, if applicable). As a condition to sale, transfer or assignment (other than pursuant to a registration statement) of this Warrant and the Shares issuable upon exercise of this Warrant, the Holder shall confirm, acknowledge and agree to the representations, warranties and agreements forth in
Section 4 hereof.

5. GENERAL PROVISIONS.

         5.1 Notices. Any and all notices and Transfer Notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

                  All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines to this Warrant, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked "Attention: President". Notices by facsimile shall be machine verified as received.

         5.2 Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

         5.3 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

         5.4 Titles and Headings. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Warrant.

         5.5 Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

         5.6 Severability. If any provision of this Warrant is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder of this Warrant shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Warrant. Notwithstanding the forgoing, if the value of this Warrant based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

         5.7 Facsimile Signatures. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Warrant.

         5.8 Amendment and Waivers. This Warrant may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section
5.8 will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

         5.9 Entire Agreement. This Warrant and the documents referred to herein, including but not limited to the Stock Purchase Agreement between Company and Holder dated of even date herewith, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

WARRANT HOLDER:

RICHCONE  PTY  LIMITED AS                          )
TRUSTEE  OF THE  RICHCONE  UNIT
TRUST
is affixed in accordance with its constitution     )
in the presence of:                                )

/s/ Estelle Sheli Lubowski              /s/ David Zachary Lubowski
 ...................................    ...................................
Secretary/Director                     Director

Estelle Sheli Lubowski                  David Zachary Lubowski
 ...................................    ...................................
Name of Secretary/Director (print)     Name of Director (print)




Address: 4 Cranbrook Road, Rose Bay, NSW, Australia, 2029

Attention to: Mr David Lubowski & Mr Michael Kloster

Facsimile: (02) 9362 0367 & (02) 9363 5526



COMPANY:

CELLEGY PHARMACEUTICALS, INC.

By: /s/ A. Richard Juelis
   --------------------------------------------------

Title: VP, Finance & CFO
      -----------------------------------------------

Address:      349 Oyster Point Blvd., #200
              South San Francisco, CA 94080
Attention to: President

Facsimile: 650-616-2222

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

1. Election. The undersigned hereby elects to purchase ___________ shares of the Common Stock of CELLEGY PHARMACEUTICALS, INC., a California corporation, pursuant to the terms of the attached Warrant to Purchase Stock with an Issue Date of _________, 2000 (the "Warrant"), and the Undersigned tenders herewith payment of the total purchase price of such shares in full, pursuant to a check or wire transfer, in the amount of $__________.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except to an affiliate (as defined in Rule 501(b) of the Act) in compliance with applicable securities laws and hereby confirms and agrees to the representations, warranties and agreements that are set forth in Section 4 of the attached Warrant.

                                            __________________________________
                                            (Name)
                                            __________________________________
                                            __________________________________
                                            __________________________________
                                            Address

                                            __________________________________
                                            (Signature of Holder)

                                            SIGNATURE GUARANTEE

                                            __________________________________